EX-99.B5q

                        INVESTMENT SUB-ADVISORY AGREEMENT


     This AGREEMENT is effective this 17th day of December, 1997, by and between JACKSON NATIONAL FINANCIAL SERVICES, INC., a Delaware Corporation and registered investment adviser ("Adviser"), and GOLDMAN SACHS ASSET MANAGEMENT, a separate operating division of Goldman, Sachs & Co., a New York limited partnership and registered investment adviser ("Sub-Adviser").

     WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations;

     WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the series of the Trust listed on Schedule A hereto ("Fund").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Adviser designates one or more series other than the Fund with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.

2. Delivery of Documents. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

     a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

     b)   the Trust's By-Laws and amendments thereto;

     c)   resolutions  of  the  Trust's  Board  of  Trustees   authorizing   the
          appointment of Sub-Adviser and approving this Agreement;

     d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

     e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

     f) the Trust's most recent prospectus and Statement of Additional Information (collectively called the "Prospectus").

          Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing, in particular, amendments to the Prospectus shall be furnished to the Sub-Adviser in advance to the extent that the Fund is impacted by the Amendment.

3. Management. Subject always to the supervision of Trust's Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth below), and will monitor the Fund's investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Fund; however, the Adviser agrees to inform the Sub-Adviser of any and all applicable state insurance law restrictions on investments that operate to limit or restrict the investments the Fund may otherwise make, and to inform the Sub-Adviser promptly of any changes in such requirements.

     The Sub-Adviser further agrees that it:

     a)   will use the same skill and care in providing such services as it uses
          in  providing   services  to  fiduciary  accounts  for  which  it  has
          investment responsibilities;

     b)   will  conform  with  all  applicable  Rules  and  Regulations  of  the
          Securities and Exchange Commission in all material respects and in addition, and to the extent notified as set forth above with respect to applicable state insurance laws, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

     c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, including an affiliated broker-dealer which is a member of a national securities exchange as permitted in accordance with guidelines established by the Board of Trustees. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. Therefore, the
          Sub-Adviser is authorized to consider such services provided to the Fund and other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion and to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to Sub-Adviser in connection with its services to other clients. Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as its other clients, aggregate, to the extent permitted by applicable laws and rules, the securities to be sold or purchased in order to obtain the most favorable execution and net price. In such event, allocation of the securities so purchase or sold, as well as the expenses incurred in the transaction, will be made by Sub-Adviser in the manner it considers to be the most equitable and consistent with its obligations to the Fund and to such other clients. Sub-Adviser is not, however, required to aggregate securities orders. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser or any affiliated person of either the Trust, Adviser, or Sub-Adviser, except as may be permitted under the 1940 Act. In addition, joint repurchase or other accounts may not be utilized by the Fund except to the extent permitted under any exemptive order obtained by the Sub-Adviser provided that all conditions of such order are complied with;

     d) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

     e) will prepare and maintain such books and records with respect to the Fund's securities transactions and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Board or Adviser may request;

     f) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder;

     g) will treat confidentially and as proprietary information of Trust all such records and other information relative to Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, provided that the Sub-Adviser may disclose any information otherwise required to be kept confidential pursuant to this subsection
          (i) to it employees, agents, affiliates and counsel on a need-to-know basis, (ii) to its examiners, auditors or accountants or any other governmental agency or similar authority exercising jurisdiction over it, (iii) as may be required by applicable law, legal process or in connection with any litigation arising out of the subject matter of this Agreement, and (iv) to the extent that such information is otherwise made public and such disclosure is not in breach of any confidentiality restriction; and

     h) will vote proxies received in connection with securities held by the Fund consistent with its fiduciary duties hereunder.

4. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including taxes, brokerage commissions and other transaction costs, if any) purchased for the Fund.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1(b)(5),(6),(7),(9) and (10) under the 1940 Act.

6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly on the average daily net assets in the Fund or Funds excluding the net assets representing capital contributed by Jackson National Life Insurance Company in accordance with Schedule B hereto. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

     For the purpose of accruing compensation, the net assets of the Fund will be determined in the manner provided in the then-current prospectus of the Fund. In the event of termination of this Agreement, all compensation due to Sub-Adviser through the date of termination will be calculated on a pro-rated basis through the date of termination and paid on the first business day after the next succeeding month end.

     The Sub-Adviser represents and warrants that in no event shall the Sub-Adviser provide substantially the same investment advisory services to any client (excluding any existing proprietary product or client of the Sub-Adviser or any of its affiliates) comparable to the Fund being managed under this Agreement at a composite rate of compensation less than that provided for herein.

7. Services to Others. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments selected for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund may obtain in a particular security. Adviser and Board of Trustees also understand that Sub-Adviser and its affiliates may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by Sub-Adviser with respect to the Fund. Nothing in this Agreement imposes upon Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which Sub-Adviser or its partners, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client. In addition, Adviser understands, and has advised Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. Standard of Care and Limitation of Liability. The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services pursuant to this Agreement.

     Sub-Adviser, its officers, partners, managing directors, employees, agents or affiliates ("associated persons") will not be subject to any liability to the Adviser or the Fund or their trustees, directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser's duties under this Agreement or as a result of the failure by the Adviser, or any of its affiliates, to comply with this Agreement and/or any applicable insurance laws and rules, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

9. Indemnification. Notwithstanding Section 8 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Investment Advisers Act of 1940, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser to the Fund and to the Trust which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Sub-Adviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Adviser, (2) may be based upon a failure to comply with Section 3 of this Agreement, or (3) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Trust, or any affiliated person of the Adviser or Trust by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     The Adviser hereby indemnifies, defends and protects Sub-Adviser and holds Sub-Adviser and its associated persons harmless from and against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising out of any breach by Adviser of any representation or agreement contained in this Agreement (including any failure by the Adviser to apprise Sub-Adviser of any changes in any applicable state insurance laws and rules).

10. Duration and Termination. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from such date. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meanings of such terms in the 1940 Act.)

11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

13. Reference to Sub-Adviser. Neither Adviser nor the Trust will publish or distribute any information, including but not limited to registration statements, advertising or promotional material, regarding the provision of investment advisory services by Sub-Adviser pursuant to this Agreement, or use in advertising, publicity or otherwise the name of Sub-Adviser or any of its affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of Sub-Adviser or its affiliates without the prior written consent of Sub-Adviser. Notwithstanding the foregoing, Adviser may distribute information regarding the provision of investment advisory services by Sub-Adviser to the Trust's Board of Trustees ("Board Materials") without the prior written consent of Sub-Adviser.

14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

     The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against Trust. Sub-Adviser and its affiliates will not, without the prior written consent of Adviser, solicit for employment, or hire or retain as a consultant, representative, agent or adviser, any person who is now employed by or acting as a representative or agent for Adviser or Adviser's affiliates (including, without limitation, Jackson National Life Distributors, Inc.)

     The business unit within Sub-Adviser responsible for sub-advisory relationships will not, without the prior written consent of Adviser, solicit for employment, initiate a recommendation of employment or hire or retain as a consultant, representative, agent or adviser, any person who is now employed by or acting as a representative or agent for Adviser or Adviser's affiliates (including, without limitation, Jackson National Life Distributors, Inc.)

15.  Representations and Warranties of the Sub-Adviser.

          The Sub-Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party.

          The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy of its most recent Form ADV as filed with the Securities and Exchange Commission.

          The Sub-Adviser further represents that is has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

16. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 17th day of December, 1997.

                                 JACKSON NATIONAL FINANCIAL
                                 SERVICES, INC.

                                 By:        /s/ Andrew B. Hopping
                                            --------------------------
                                 Name:      Andrew B. Hopping
                                            --------------------------
                                 Title:     President
                                            --------------------------

                                 GOLDMAN   SACHS  ASSET   MANAGEMENT,
                                 a  separate   operating
                                 division of Goldman, Sachs & Co.

                                 By: Goldman, Sachs & Co.

                                 By:        /s/ David B. Ford
                                            --------------------------
                                 Name:      David B. Ford
                                            --------------------------
                                 Title:     Partner
                                            --------------------------

                                   SCHEDULE A
                                     (Fund)

                    Goldman Sachs/JNL Growth & Income Series

                                   SCHEDULE B
                                 (Compensation)


                    Goldman Sachs/JNL Growth & Income Series

                  Average Daily Net Assets           Annual Rate
                  ----------------------------------------------

                  0 to $50 Million:                  .50%
                  $50 Million to $200 Million:       .45%
                  $200 Million to $350 Million:      .40%
                  Amounts over $350 Million:         .35%